CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-1A of our report dated February 15, 2008, with respect to the financial statements and financial highlights of Stock Dividend Fund, Inc. which is included in such Post-Effective Registration Statement Amendment No. 5, and to the use of our name and the statement with respect to us, as appearing in Part B to the Registration Statement under the heading "Other Service Providers" in the Statement of Additional Information.

/s/ PMB Helin Donovan, LLP


Austin, Texas
February 20, 2008